EXHIBIT 10.7
BELLRING BRANDS, INC.
2503 S. Hanley Road
St. Louis, Missouri 63144

May 5, 2022

Robert V. Vitale
Executive Chairman
BellRing Brands, Inc.
2503 S. Hanley Road
St. Louis, Missouri 63144

Re:    Amended and Restated Lock-Up Agreement
Ladies and Gentlemen:
Reference is made to that certain Executive Chairman PRSU Agreement, dated as of April 5, 2022 (the “PRSU Agreement”), and that certain Executive Chairman Restricted Stock Unit Agreement, dated as of April 5, 2022 (the “RSU Agreement” and, together with the PRSU Agreement, the “Award Agreements”), each by and between the undersigned and BellRing Brands, Inc., a Delaware corporation (the “Corporation”). Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the applicable Award Agreement.
In connection with the entry by the undersigned and the Corporation into the Award Agreements, and in consideration of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this letter agreement and continuing to and including the earlier of (1) the date that is the fifth anniversary of the date hereof and (2) the date the undersigned ceases to serve as the Executive Chairman of the Corporation’s Board of Directors (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any person acting on the undersigned’s behalf to, without the prior written consent of the Corporation, (a) offer, sell, transfer, assign, contract to sell, contract to transfer, contract to assign, pledge, encumber, hypothecate, grant any option to purchase, make any short sale or otherwise directly or indirectly dispose of (a “disposition”), in one or more transactions, an aggregate number of shares of Common Stock, par value of $0.01 per share, of the Corporation (“Corporation Common Stock”) equal to (i) 338,758 shares of Corporation Common Stock held directly or indirectly by the undersigned as of the date hereof, which amount represents 50% of such shares held directly or indirectly by the undersigned as of the date hereof, (ii) 50,000 shares of Corporation Common Stock underlying the Restricted Stock Units, which amount represents 50% of such shares underlying the Restricted Stock Units, and (iii) at the time of the vesting of the PRSUs, 50% of the total number of the shares of Corporation Common Stock underlying the PRSUs received as a result of the vesting of such PRSUs (such total number of shares of Corporation Common Stock, collectively, the “Subject Securities”), or (b) engage in any hedging or other agreement, arrangement or understanding or transaction which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other direct or indirect disposition (whether by the undersigned or someone other than the undersigned) of any of the economic consequences of ownership, in whole or in part, of any of the Subject Securities, whether any such agreement, arrangement or understanding (or instrument provided for thereunder) or transaction would be settled by delivery of Corporation Common Stock or other securities, in cash or otherwise. Any disposition or constructive disposition or attempted disposition or attempted constructive disposition in violation of this letter agreement shall be void ab initio.

Notwithstanding the foregoing, no disposition of the Subject Securities will be deemed to occur during the Lock-Up Period with respect to:
(a)transfers of the Subject Securities (i) by will or other testamentary document or intestacy; (ii) to any partnership, limited liability company or other entity solely for the direct or indirect benefit of the undersigned or an immediate family member of the undersigned; provided that the undersigned has sole control of such partnership, limited liability company or other entity; (iii) to any immediate family member; (iv) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under the foregoing clauses (i) through (iii); (v) by operation of law, including pursuant to a final, non-appealable order of a court of competent jurisdiction or the mandates of a regulatory authority; (vi) to the Corporation or its subsidiaries for the sole purpose of enabling the undersigned to satisfy income and other withholding tax obligations due as a result of the vesting and settlement of Subject Securities with respect to restricted stock, restricted stock units or other equity-based grants pursuant to the Corporation’s 2019 Long-Term Incentive Plan or other equity incentive plan, in each case on a “cashless” or “net exercise” basis; provided that, if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the Lock-Up Period, the undersigned shall include a statement in such report clearly indicating that (A) the filing relates to the circumstances described in this clause (vi) and (B) no Subject Securities were sold by the reporting person; (vii) to a third party (including through a sale on the open market) for the sole purpose of enabling the undersigned to satisfy the income tax obligations due as a result of the vesting and settlement of Subject Securities with respect to restricted stock, restricted stock units or other equity-based grants pursuant to the Corporation’s 2019 Long-Term Incentive Plan or other equity incentive plan; or (viii) pursuant to tenders, sales or other transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of shares of Corporation Common Stock involving a change of control of the Corporation; provided that, if such transaction is not consummated, the Subject Securities shall remain subject to the restrictions set forth in this letter agreement; or
(b)the establishment of a written plan meeting the requirements of Rule 10b5-1 of the Exchange Act that does not provide for the disposition of Subject Securities during the Lock-Up Period (but which, for the avoidance of doubt, may provide for the disposition of non-Subject Securities by the undersigned during the Lock-Up Period); provided that (i) no filing by any party under the Exchange Act or other public announcement shall be made voluntarily in connection with the establishment of such plan and (ii) any filing required to be made under the Exchange Act in connection with the establishment of such plan shall clearly indicate in the footnotes thereto that the establishment of such plan was pursuant to the circumstances described in this clause;
provided that (I) in the case of any disposition made in reliance on the exceptions set forth in clauses (a), the undersigned shall provide the Corporation with written notice reasonably in advance of consummating any such disposition, which notice identifies the number of Subject Securities that are the subject of the disposition and identifies the subclause of clause (a) pursuant to which the undersigned is consummating such disposition and (II) in the case of any disposition made in reliance on the exceptions set forth in clauses (a)(i) through (iv), (x) such disposition shall not involve a disposition for value and (y) each transferee, beneficiary, donee, heir or distributee of such disposition shall execute and deliver to the Corporation a lock-up letter agreement in the form of this letter agreement.

For purposes of this letter agreement, (a) “affiliate” shall have the meaning ascribed to such term in Rule 405 of the Securities Act of 1933, as amended; (b) “immediate family” shall mean an individual’s spouse, children (including children by adoption and step children), spouses of children, grandchildren, spouses of grandchildren, parents or siblings; (c) “change of control” shall mean, with respect to any person (the “target person”), the consummation of any transaction or series of related transactions involving any direct or indirect purchase or acquisition (whether by way of merger, share purchase or exchange, consolidation, license, lease, business combination, consolidation or similar transaction or otherwise) by another person or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act) of either (i) a majority of the voting power of the securities entitled to elect or designate (as the case may be) the board of directors or equivalent governing body or person (including the general partner or the managing member) of the target person (or any direct or indirect parent company) or (ii) all or substantially all of the assets of the target person and its subsidiaries, taken together as a whole; (d) “control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise; and (e) “person” shall mean any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.
This letter agreement, the Plan and the Award Agreements contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations between the parties with respect to the subject matter hereof, including that certain Lock-Up Agreement, dated as of April 5, 2022, by and between the undersigned and the Corporation.
To the extent federal law does not otherwise control, this letter agreement shall be governed by the laws of the State of Delaware, without giving effect to principles of conflicts of laws.
[signature page follows]

Very truly yours,
/s/ Robert V. Vitale
Robert V. Vitale

Acknowledged and agreed:
BELLRING BRANDS, INC.

/s/ Craig L. Rosenthal
Name:    Craig L. Rosenthal
Title:    Senior Vice President, General Counsel and Secretary